Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199022 and 333-228525) and in the Registration Statement on Form F-3 (No. 333-232213)  of Weibo Corporation of our report dated April 29, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 29, 2020